 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1998

                                                     REGISTRATION NO. 333-41915
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

      SOUTHWEST ROYALTIES, INC.            SOUTHWEST ROYALTIES HOLDINGS, INC.
    (EXACT NAME OF REGISTRANT AS              (EXACT NAME OF REGISTRANT AS
      SPECIFIED IN ITS CHARTER)                 SPECIFIED IN ITS CHARTER)


              DELAWARE                                  DELAWARE
       (STATE OF ORGANIZATION)                   (STATE OF ORGANIZATION)


                1311                                      1311
    (PRIMARY STANDARD INDUSTRIAL              (PRIMARY STANDARD INDUSTRIAL
     CLASSIFICATION CODE NUMBER)               CLASSIFICATION CODE NUMBER)


             75-1917432                                75-2724264
   (I.R.S. EMPLOYER IDENTIFICATION           (I.R.S. EMPLOYER IDENTIFICATION
               NUMBER)                                   NUMBER)

                        407 NORTH BIG SPRING, SUITE 300
                             MIDLAND, TEXAS 79701
                                (915) 686-9927
    (ADDRESS AND PHONE NUMBER OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                                WITH COPIES TO:
         H. H. WOMMACK, III                    J. PORTER DURHAM, JR., ESQ.
PRESIDENT, SOUTHWEST ROYALTIES, INC.      BAKER, DONELSON, BEARMAN & CALDWELL,
   PRESIDENT, SOUTHWEST ROYALTIES                         P.C.
           HOLDINGS, INC.                         1800 REPUBLIC CENTRE
          P.O. DRAWER 11390                        633 CHESTNUT STREET
        MIDLAND, TEXAS 79702                  CHATTANOOGA, TENNESSEE 37450
           (915) 686-9927                            (423) 756-2010
  (NAME AND ADDRESS OF REGISTRANT'S
         AGENT FOR SERVICE)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID
SECTION 8(A) MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Southwest and SRH are both incorporated under the laws of the State of Delaware.

  Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may also indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. In addition, where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  Article VI Section 6.1 of Southwest's Amended Bylaws and Article VI Section
6.1 of SRH's Bylaws provide for the indemnification of directors and officers of Southwest and SRH to the fullest extent permitted or allowed by the law of Delaware, whether or not specifically required, permitted or allowed by
Section 145.

  Section 145 also authorizes the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Delaware law. Article VI Section 6.2 of Southwest's Amended Bylaws and Article VI Section 6.2 of SRH's Bylaws expressly authorize Southwest and SRH to provide such indemnity insurance. Neither Southwest or SRH currently have any such policies.

  Section 102 of the General Corporation Law of the State of Delaware ("Section 102") provides that a corporation's charter may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty. However, the charter provision cannot eliminate or limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) unlawful payment of dividends or unlawful stock purchases or redemptions; or
(4) any transaction from which the director derived an improper personal benefit.

  Paragraph Eight of Southwest's Amended Certificate of Incorporation and Paragraph Eight of SRH's Certificate of Incorporation provide their directors with protection from personal liability to Southwest or its stockholders and SRH or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Section 102. SRH's Certificate of Incorporation further provides that if Delaware law is amended to allow the corporation to further eliminate or limit the personal liability of directors, then the liability of the directors of SRH shall be eliminated or limited to the fullest extent permitted.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Southwest and SRH pursuant to the foregoing provisions, or otherwise, Southwest and SRH have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Southwest or SRH of expenses incurred or paid by an underwriter, director, officer, or controlling person of Southwest or SRH or an agent in defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Southwest or SRH will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  The following instruments and documents are included as Exhibits to this Registration Stat. Exhibits incorporated by reference are so indicated by parenthetical information.

 EXHIBIT
 NUMBER                                  DESCRIPTION
 -------                                 -----------
   *3.1  --  Certificate of Incorporation for Southwest Royalties, Inc. dated as of August 18, 1983, as amended March 30, 1987 and November 20,
             1989.
   *3.2  --  Certificate of Incorporation for Southwest Royalties Holdings,
             Inc. dated as of July 1, 1997.
   *3.3  --  By-Laws of Southwest Royalties, Inc. dated as of August 12, 1996 as amended.
   *3.4  --  By-Laws of Southwest Royalties Holdings, Inc. adopted as of July
             1, 1997.
   *4.1  --  Indenture dated as of October 14, 1997 among Southwest Royalties,
             Inc., as Issuer, Southwest Royalties Holdings, Inc., as Guarantor,
             and State Street Bank and Trust Co., as Trustee.
   *4.2  --  Registration Rights Agreement dated as of October 14, 1997 by and between Southwest Royalties, Inc., Southwest Royalties Holdings,
             Inc., Jefferies & Company, Inc., Banc One Capital Corporation and
             Paribas Corporation.
   *4.3  --  Warrant issued by Southwest Royalties Holdings, Inc. to Joint
             Energy Development Investments Limited Partnership dated as of
             October 14, 1997.
   *4.4  --  Registration Rights Agreement by Southwest Royalties Holdings,
             Inc. and Joint Energy Development Investments Limited Partnership
             dated as of October 14, 1997.
   *5.1  --  Opinion of Baker, Donelson, Bearman & Caldwell, P.C.
   *5.2  --  Opinion of Baker, Donelson, Bearman & Caldwell, P.C. as to tax
             matters.
  *10.1  --  Purchase and Sale Agreement dated as of September 10, 1997 between
             Conoco, Inc. and Southwest Royalties, Inc.
  *10.2  --  Securities Purchase Agreement dated October 14, 1997 between
             Southwest Royalties Holdings, Inc. and Joint Energy Development
             Investments Limited Partnership.
  *10.3  --  Restated Senior Loan Agreement among Southwest Royalties, Inc., as borrower and certain subsidiaries of borrower, as guarantors and
             Bank One, Texas, N.A. and Banque Paribas, as banks, and Bank One,
             Texas as agent dated as of October 9, 1997.

 EXHIBIT
 NUMBER                                 DESCRIPTION
 -------                                -----------
   12     -- Statements re Computation of Ratios.
 **16     -- Letter of Joseph Decosimo and Company on change in certifying accountant.
 **21     -- List of Subsidiaries.
  *23.1   -- Consent of Baker, Donelson, Bearman & Caldwell, P.C. (included in exhibits 5.1 and 5.2).
 **23.2   -- Consent of Price Waterhouse LLP.
 **23.3   -- Consent of KPMG Peat Marwick LLP.
 **23.4   -- Consent of Joseph Decosimo and Company, LLP.
 **23.5   -- Consent of Ryder Scott Company Petroleum Engineers.
 **23.6   -- Consent of Donald R. Creamer.
  *25     -- Statement of Eligibility of State Street Bank and Trust Co.
  *27     -- Financial Data Schedule.
  *99     -- Form Letter of Transmittal.

--------
* Filed previously with S-4 Registration Statement, File No. 333-41915 dated December 10, 1997.

**Filed previously with Amendment No. 1 to S-4 Registration Statement, File
 No. 333-41915 dated January 30, 1998.

ITEM 22. UNDERTAKINGS.

  The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrants pursuant to the foregoing provisions, or otherwise, Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrants of expenses incurred or paid by a director, officer or controlling person of Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  The undersigned Registrants hereby undertake: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  The undersigned Registrants hereby undertake that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrants hereby undertake to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrants hereby undertake that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  The undersigned Registrants hereby further undertake that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

                           SOUTHWEST ROYALTIES, INC.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SOUTHWEST ROYALTIES, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MIDLAND, STATE OF TEXAS, ON FEBRUARY 9, 1998.

                                                 SOUTHWEST ROYALTIES, INC.

                                                 /s/ H. H. Wommack, III
                                          By:__________________________________
                                             H. H. Wommack, III,
                                             Chairman, President, and Chief
                                             Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

    /s/   H. H. Wommack, III         Chairman/President/Chief       February 9, 1998
____________________________________ Executive Officer
         H. H. Wommack, III

       /s/ Bill E. Coggin            Vice President/Chief           February 9, 1998
____________________________________ Financial Officer
           Bill E. Coggin

      /s/  H. Allen Corey            Director/Secretary             February 9, 1998
____________________________________
           H. Allen Corey

                                  SIGNATURES

                      SOUTHWEST ROYALTIES HOLDINGS, INC.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SOUTHWEST ROYALTIES HOLDINGS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MIDLAND, STATE OF TEXAS, ON FEBRUARY 9, 1998.

                                            SOUTHWEST ROYALTIES HOLDINGS, INC.

                                                 /s/ H. H. Wommack, III
                                          By:__________________________________
                                             H. H. Wommack, III,
                                             Chairman, President, and Chief
                                             Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

    /s/   H. H. Wommack, III         Chairman/President/Chief       February 9, 1998
____________________________________ Executive Officer
         H. H. Wommack, III

       /s/ Bill E. Coggin            Vice President/Chief           February 9, 1998
____________________________________ Financial Officer
           Bill E. Coggin

      /s/  H. Allen Corey            Director/Secretary             February 9, 1998
____________________________________
           H. Allen Corey